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                                                                    EXHIBIT 3.40

                            ARTICLES OF ORGANIZATION
                                       OF
                            PSI TEXAS HOSPITALS, LLC

         The undersigned, an authorized natural person, for the purpose of forming a limited liability company (hereinafter called the "Company"), under the provisions and subject to the requirements of the Texas Limited Liability Company Act, hereby certifies that:

         1.       The name of the limited liability company is PSI Texas
Hospitals, LLC.

         2. The period of duration of the limited liability company is perpetual.

         3. The purpose for which the limited liability company is organized is the transaction of any and all lawful business for which limited liability companies may be organized under the Texas Limited Liability Company Act.

         4. The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 2.05 of the Texas Limited Liability Company Act are National Registered Agents, Inc., 1614 Sidney Baker Street, Kerrville, Texas 78028.

         5. Management of the Company is reserved to members and the name and address of the member is as follows:

                 Name                                Address

      Psychiatric Solutions, Inc.         310 25th Avenue North, Suite 209
                                          Nashville, Tennessee 37203

         6.       The name and address of the organizer is as follows;

             Name                                    Address

      Steven T. Davidson                  Psychiatric Solutions, Inc.
                                          310 25th Avenue North, Suite 209
                                          Nashville, Tennessee 37203

Executed on October 26, 2001.

                                      /s/ Steven T. Davidson
                                      ------------------------------
                                      Steven T. Davidson, Organizer